Exhibit 99.1

TPG Pace Beneficial Finance and EVBox Group Mutually Agree to Terminate

Business Combination Agreement

San Francisco and Amsterdam – December 29, 2021 – TPG Pace Beneficial Finance Corp. (NYSE: TPGY.U, TPGY, TPGY WS) (“TPG Pace”), a publicly traded special purpose acquisition company, and EV Charged B.V. (“EVBox Group”), today announced that TPG Pace, Edison Holdco B.V., New TPG Pace Beneficial Finance Corp., ENGIE New Business S.A.S. (“Engie Seller”) and EVBox Group have mutually agreed to terminate their previously announced business combination agreement, effective immediately.

TPG Pace intends to continue to pursue the consummation of a business combination with an appropriate target. With the agreement terminated, TPG Pace, Engie Seller and EVBox Group may (but are not required to) continue to discuss a potential business combination transaction involving TPG Pace and EVBox Group.

About TPG

TPG is a leading global alternative asset firm founded in San Francisco in 1992 with $109 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions. TPG aims to build dynamic products and options for its clients while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com or @TPG on Twitter.

About TPG Pace Group and TPG Pace

TPG Pace Group is TPG’s dedicated permanent capital platform. TPG Pace Group has a long-term, patient and highly flexible investor base, allowing it to seek compelling opportunities that will thrive in the public markets. TPG Pace Group has sponsored seven special purpose acquisition companies (“SPACs”) and raised more than $4.4 billion since 2015.

TPG Pace raised $350 million in its October 2020 IPO in order to seek a business combination target that combines attractive business fundamentals with, or with the potential for strong environmental, social and governance (“ESG”) principles and practices. For more information, visit https://www.tpg.com/pace-beneficial-finance.

About EVBox Group

Founded in 2010, EVBox Group is a leading global provider of EV charging technologies, empowering forward-thinking businesses to drive sustainable mobility, by offering integrated, flexible and scalable EV charging solutions. For more information, visit evbox.com. For media questions, please reach out to press@evbox.com.

Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact TPG Pace’s expectations and projections can be found in TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020. In addition, TPG Pace’s periodic reports and other SEC filings are available publicly on the SEC’s website at http://www.sec.gov.

Media Contacts:

TPG/TPG Pace:

Luke Barrett

(415) 743-1550

media@tpg.com

Tom Johnson/Sheila Ennis

Abernathy MacGregor

(917) 747-6990/(510) 604-8027

tbj@abmac.com/sbe@abmac.com

EVBox Group:

Madeline Vidak

madeline.vidak@evbox.com

+31 (0)6 30 71 06 93

General: press@evbox.com

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